UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
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                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                 1933
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                 PATRIOT TRANSPORTATION HOLDING, INC.

FLORIDA                                           59-2924957
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

1801 Art Museum Drive
Jacksonville, Florida                             32207
(Address of principal executive offices)          (Zip code)
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                 PATRIOT TRANSPORTATION HOLDING, INC.
                          PROFIT SHARING AND
                        DEFERRED EARNINGS PLAN
                       (Full title of the plan)
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                         Ray M. Van Landingham
              Vice President and Chief Financial Officer
                         1801 Art Museum Drive
                      Jacksonville, Florida 32207
                (Name and address of agent for service)
                             904-396-5733
                (Telephone number, including area code,
                         of agent for service)
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                              Copies to:
                          Daniel B. Nunn, Jr.
                           McGuireWoods LLP
                         50 North Laura Street
                              Suite 3300
                      Jacksonville, Florida 32202
----------------------------------------------------------------------

                    CALCULATION OF REGISTRATION FEE

-----------------------   ----------------  ------------  ------------

Title of each class of    Amount to be      Proposed      Amount of
securities to be          Registered (1)    maximum       registration
Registered                                  aggregate     fee
                                            offering
                                            price (3)
-----------------------   ----------------  ------------  ------------

Common Stock, par value    20,000           $ 915,700       $107.78
$.10 value per share
(including preferred
share purchase rights
(2))
=======================   ================  ============  ============

  (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

  (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests as available in accordance with the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan.

  (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sale price of Patriot common stock as reported by NASDAQ on May 16, 2005.


                           EXPLANATORY NOTE

      This registration statement registers shares of common stock, par value $0.10 per share (the "Common Stock"), of Patriot Transportation Holding, Inc. (the "Company") that were issued and sold or may be issued and sold under the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan (the "Plan"), together with an indeterminate number of interests as available in accordance with the Plan.

                                PART 1

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part 1 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents previously filed or to be filed with the SEC are incorporated by reference in this registration statement:

           (a) The Company's Annual Report on Form 10-K for the year ended September 30, 2004 (the "Annual Report");

          (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 2003 (the "Plan Annual Report");

           (c) Other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Articles III, VII, and XIII of the Amended Articles of Incorporation of the Company previously filed with the Registration Statement on Form S-4 (File No. 33-26115) as amended, pursuant to the Articles of Amendment to the Articles of Incorporation previously as an exhibit to the Annual Report on Form 10-K for the year ended September 30, 1994 (File No. 33-26115) are incorporated by reference in this Registration Statement on Form S-8.

     Legal counsel has advised the Company that it is subject to claims for rescission of acquisitions of shares of the Company's common stock occurring prior to the effective date of the Registration Statement during the one year period following the date of acquisition of the shares (the statute of limitations period that applies to claims for rescission), due to the failure to register the shares in accordance with applicable securities law. Approximately 1,918 shares of the Company's common stock were transferred to Plan participants during the Plan year ended December 31, 2004 and, if rescinded, would have an aggregate repurchase price of approximately $68,000, plus interest. The Plan Sponsor may also face penalties in connection with these matters and could be subject to claims for rescission for acquisitions prior to the one-year statute of limitations. The Participants' rights with respect to rescission have been disclosed in a Current Report on Form 8-K filed by the Company on December 14, 2004.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act, brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contedere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

      Section 607.0850 of the Florida Business Corporation Act also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

      If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

          (a) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

           (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

           (c) by independent legal counsel selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph
(b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

           (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      Section 607.0850 of the Florida Business Corporation Act also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. The Registrant maintains an insurance policy which insures directors and officers of the Registrant against amounts the directors or officers are obligated to pay in respect of their respective legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, includes damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

      The Articles of Incorporation of Patriot Transportation Holding, Inc. provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

       Article   X   of  the  Articles  of  Incorporation  of   Patriot
Transportation Holding, Inc., provides as follows:

      "1. The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

     2. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     3. The corporation, its directors, officers, employees and agent shall be fully protected in taking any action or making any payment under this Article X or refusing to do so, in reliance upon the advice of counsel.

     4. In addition to the foregoing provisions, this corporation shall indemnify each person or party described in paragraph A of this
Article  X to the fullest extent permitted by Section 607.014,  Florida
Statutes.

     5. If any part of this Article X shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected."

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to prior filings are incorporated by reference and made a part of this Registration Statement. The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 4, 2005.

                 PATRIOT TRANSPORTATION HOLDING, INC.
                             (Registrant)

                 By: /s/ John E. Anderson
                     --------------------------------------------
                     Name: John E. Anderson
                     Title: President and Chief Executive Officer


                           POWER OF ATTORNEY

      Each of the undersigned officers and directors of Patriot Transportation Holding, Inc., a Florida corporation, hereby constitutes and appoints John E. Anderson and Ray M. Van Landingham and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature          Title                 Signature            Title


/s/ John E. Anderson                     /s/ Luke E. Fichthorn, III
_____________________________________    ________________________________
John E. Anderson, President and Chief    Luke E. Fichthorn, III, Director
Executive Officer (Principal Executive   Date: May 4, 2005
Officer)
Date:  May 4, 2005

/s/ Edward L. Baker                     /s/ John D. Klopfenstein
____________________________________    _________________________________
Edward L. Baker, Director,              John D. Klopfenstein, Controller
Date: May 4, 2005                       (Principal Accounting Officer)
                                        Date: May 4, 2005


/s/ John D. Baker, II
____________________________________    _________________________________
John  D. Baker, II, Director            Robert H. Paul, II, Director
Date: May 4, 2005                       Date: May 4, 2005



/s/ Thompson S. Baker II                /s/ John D. Klopfenstein
____________________________________    _________________________________
Thompson  S.  Baker II, Director        H.  W.  Shad,  III, Director
Date: May 4, 2005                       Date: May 4, 2005



/s/ Charles E. Commander III            /s/ Martin E. Stein, Jr.
____________________________________    _________________________________
Charles E. Commander III, Director      Martin E. Stein, Jr., Director
Date: May 4, 2005                       Date: May 4, 2005



/s/ Ray M. Van Landingham
____________________________________    _________________________________
Ray M. Van Landingham, Vice President,  James H.  Winston, Director
Finance and Administration, Secretary   May 4, 2005
and Chief Financial Officer (Principal
Financial Officer)
Date: May 4, 2005


      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 4, 2005.


                         The Patriot Transportation Holding, Inc.
                         Profit Sharing and   Deferred Earnings Plan


                         By: /s/ John E. Anderson
                           ------------------------------------------
                           Name: John E. Anderson
                           Title:  President and CEO of Patriot
                                   Transportation Holding, Inc.

(3)(a)(1) Articles of Incorporation of Patriot Transportation Holding, Inc., incorporated by reference to the corresponding exhibit filed with Form S-4 dated December 13, 1988. File No. 33-26115.

(3)(a)(2) Amendment to the Articles of Incorporation of Patriot Transportation Holding, Inc., filed with the Secretary of State of Florida on February 19, 1991 incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1993. File No. 33-26115.

(3)(a)(3) Amendments to the Articles of Incorporation of Patriot Transportation Holding, Inc., filed with the Secretary of State of Florida on February 7, 1995, incorporated by reference to an appendix to the Company's Proxy Statement dated December 15, 1994. File No. 33-26115.

(3)(a)(4) Amendment  to  the  Articles  of  Incorporation  of   Patriot
          Transportation Holding, Inc., filed with the Florida Secretary of State on May 6, 1999 incorporated by reference to a form of such amendment filed as Exhibit 4 to the Company's Form 8-K dated May 5, 1999. File No. 33-26115.

(3)(a)(5) Amendment to the Articles of Incorporation of Patriot Transportation Holding, Inc., filed with the Secretary of State of Florida on February 21, 2000, incorporated by reference to the corresponding exhibit filed with Form 10-Q for the quarter ended March 31, 2000. File No. 33-26115.

(3)(b)(1) Restated Bylaws of Patriot Transportation Holding, Inc., adopted December 1, 1993, incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1993. File No. 33-26115.

(3)(b)(2) Amendment to the Bylaws of Patriot Transportation Holding, Inc., adopted August 3, 1994, incorporated by reference to the corresponding exhibit filed with Form 10-K for the fiscal year ended September 30, 1994. File No. 33-26115.

(3)(b)(3) Amendment to the Articles of Incorporation of Patriot Transportation Holding, Inc., filed with the Secretary of State of State of Florida on February 7, 1995, incorporated by reference to an appendix to the Company's Proxy Statement dated December 15, 1994. File No. 33-26115.

(4)(a) Articles III, VII and XII of the Articles of Incorporation of Patriot Transportation Holding, Inc., incorporated by reference to an exhibit filed with Form S-4 dated December 13, 1998. And amended Article III, incorporated by reference to an exhibit filed with Form 10-K for the fiscal year ended September 30, 1993. And Articles XIII and XIV, incorporated by reference to an appendix filed with the Company's Proxy Statement dated December 15, 1994. File No. 33-26115.

(4)(e) Rights Agreement, dated as May 5, 1999 between the Company and First Union National Bank, incorporated by reference to
          Exhibit 4 of the Company's Form 8-K dated May 5, 1999. File No. 33-26115.

23.1      Consent of PricewaterhouseCoopers LLP.

                             EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTINGS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 2004 relating to the financial statements and financial statement schedules of Patriot Transportation Holding, Inc., which appears in Patriot Transportation Holding, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004.

PricewaterhouseCoopers LLP

Jacksonville, Florida
May 19, 2005